SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2005

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005, three directors of Berman Center, Inc. (the “Company”), Alger Chapman, Stuart Cornew and Robert Goodman (the “Directors”), each entered into a rescission agreement (the “Rescission Agreement”) with the Company and Berman Health and Media, Inc. (“Subsidiary”), the wholly-owned subsidiary of the Company, pursuant to which the Directors, Company and Subsidiary agreed to rescind, cancel and void a previous grant of certain securities to the Directors. The Rescission Agreement relates to restricted units that the Directors received from the Subsidiary in connection with the Directors’ services on the Board of Directors of the Subsidiary, which, at the time of the Directors’ appointment, was known as Berman Center, LLC. On May 17, 2004, each of the Directors and the Subsidiary entered into a restricted units agreement pursuant to which each Director received 30,000 Common Units in Berman Center, LLC. Five thousand of the Common Units vested in 2004 and the remaining 25,000 Common Units vested in 2005 (the “2005 Common Units”). The 2005 Common Units were exchanged and converted into 130,929 shares of Common Stock (the “2005 Shares”) of the Company in connection with the reverse merger effected on June 16, 2005 by, among others, the Company and the Subsidiary. Pursuant to the terms of the Rescission Agreement, the Directors, Company and Subsidiary rescinded, canceled and voided the grant of the 2005 Common Units, irrevocably cancelled the 2005 Shares and released each other from all obligations and liabilities relating thereto.

Item 9.01. Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Form of Rescission Agreement for Directors
10.1(a)	List of Directors executing the Rescission Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005	BERMAN CENTER, INC.

	By:	/s/ Samuel P. Chapman
	Name:	Samuel P. Chapman
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Form of Rescission Agreement for Directors
10.1(a)	List of Directors executing the Rescission Agreement